united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2018

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	808-747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On February 28, 2018, Royal Hawaiian Macadamia Nut, Inc., a Hawaii corporation and a 100% owned subsidiary of Royal Hawaiian Orchards, L.P., (the “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with MacFarms, LLC, a Hawaii limited liability company, a subsidiary of Buderim Group Limited (the “Buyer”). The Asset Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Buyer will acquire from the Seller all assets which are currently owned by Seller and used in the marketing and retail sales of macadamia nuts under the Seller’s trademark and trade-name brands, including but not limited to the Royal Hawaiian Orchards brand (the “Assets”), in exchange for 11,220,242 fully paid ordinary shares in Buderim Group Limited (ASX:BUG). As part of the transaction, the Seller and Buyer will enter into other agreements including a supply agreement and processing agreement. The Asset Purchase Agreement has been approved by the board of directors of Royal Hawaiian Resources, Inc., a Hawaii corporation and managing general partner of the Seller.

The closing of the acquisition is subject to customary closing conditions, including, among others, the accuracy of the representations and warranties made by the parties contained in the Asset Purchase Agreement and each party’s compliance with its covenants and agreements contained in the Asset Purchase Agreement.

The parties have made customary representations and warranties in the Asset Purchase Agreement for a transaction of this nature. The assertions embodied in the representations and warranties were made solely for purposes of the Asset Purchase Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. The holders of Seller’s depositary units representing Class A units of limited Seller interests are not third-party beneficiaries under the Asset Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Seller or any of its respective subsidiaries or affiliates.

The Asset Purchase Agreement provides that the closing of the transaction shall take place no more than ten business days after the date of the Asset Purchase Agreement or as mutually agreed by the parties.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the terms of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement between Royal Hawaiian Macadamia Nut, Inc. and MacFarms, LLC, dated as of February 28, 2018.

99.1	Press Release, dated February 28, 2018

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: February 28, 2018
	By:	Royal Hawaiian Resources, Inc.,
its Managing General Partner

	By:	/s/ Bradford C. Nelson
	Name:	Bradford C. Nelson
	Title:	President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement between Royal Hawaiian Macadamia Nut, Inc. and MacFarms, LLC, dated as of February 28, 2018.

99.1	Press Release, dated February 28, 2018